EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE

For:   MAF Bancorp, Inc.                 Contact:      Jerry A. Weberling,
       55th Street & Holmes Avenue                       Chief Financial Officer
       Clarendon Hills, IL 60514                       Michael J. Janssen,
                                                         Senior Vice President
       www.mafbancorp.com                              (630) 325-7300


                       MAF BANCORP, INC. TO PARTICIPATE IN
                MIDWEST 2004 SUPER-COMMUNITY BANK CONFERENCE AND
          RAYMOND JAMES 25TH ANNUAL INSTITUTIONAL INVESTORS CONFERENCE


Clarendon Hills, Illinois, February 23, 2004 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Midwest 2004 Super-Community Bank Conference to be held in Chicago, IL on February 24-25, 2004. The Company's pre-sentation will be broadcast on the Internet at www.super-communitybanking.com/ midwest.htm and will also be available through MAF's website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman and CEO of MAF Bancorp and Kenneth Koranda, Vice Chairman and President of MAF Bancorp, which is scheduled to be delivered on Tuesday, February 24, 2004 at 3:35 p.m. Central Time.

MAF will also be participating in the Raymond James and Associates 25th Annual Institutional Investors Conference to be held in Orlando, Florida on March 1-3, 2004. The Company's presentation will be broadcast on the Internet at www.wallstreetwebcasting.com/webcast/rjii04/mafb and will also be available at www.mafbancorp.com. Allen Koranda and Jerry Weberling, Executive Vice President and Chief Financial Officer of MAF, are scheduled to deliver their presentation on Wednesday, March 3, 2004 at 12:40 p.m. Central Time. Both presentations will be available on the respective websites for approximately thirty days following the conferences.

MAF is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 66 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in the Milwaukee area operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.


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